CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-181613) filed by Fraternity Community Bancorp, Inc. of our report dated March 28, 2014 related to the consolidated financial statements, which appears in the Annual Report (Form 10-K) for the year ended December 31, 2013

/s/ Stegman & Company

Baltimore, Maryland

March 28, 2014